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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                           CONTACT:

CompX International Inc.                         Joseph S. Compofelice
16825 Northchase Drive                           Chairman, President & CEO
Houston, Texas 77060                             Tel.  281-423-3303


                COMPX DECLARES INITIAL REGULAR QUARTERLY DIVIDEND


     HOUSTON,   TEXAS. . . December  15,  1999 . . . CompX  International  Inc.
(NYSE: CIX) announced today that its board of directors, at its December meeting, declared CompX's first regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on December 31, 1999 to stockholders of record at the close of business on December 27, 1999.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

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